APPENDIX B


                     SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 SCHEDULE 13D

                   Under the Securities Exchange Act of 1934



                               CHYRON CORPORATION

- ---------------------------------------------------------------
                               (Name of Issuer)

                     COMMON STOCK, $.01 PAR VALUE PER SHARE

- ---------------------------------------------------------------
                        (Title of Class of Securities)

                                   171605108
                      ----------------------------------
                                (CUSIP Number)

                    John C. Jost, Dow, Lohnes & Alberston
          1255 Twenty-Third Street, N.W., Washington, D.C.  20037
                                 (202) 857-2680
- -----------------------------------------------------------------
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                               August 2, 1994
               -------------------------------------------------
                     (Date of Event which Requires Filing
                              of this Statement)

If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this
Schedule 13D, and is filing this schedule because of Rule
13d-1(b)(3) or (4), check the following box [_].

Check the following box if a fee is being paid with the statement [ ]. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in
Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                                  SCHEDULE 13D


CUSIP No.      171605108
         -------------------------


1. NAME OF REPORTING PERSON
   S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

   Sepa Technologies Ltd., Co.
   c/o Percival Hudgins Company, Inc.
   3100 Cumberland Circle, Suite 1525
   Atlanta, Georgia  30339-5939
   58-2132436

2. CHECK THE APPROPRIATE LINE IF A MEMBER OF A GROUP*

   (a)       (b)
       ----      ----

   Not Applicable


3. SEC USE ONLY


4. SOURCE OF FUNDS*

   00

5. CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
PURSUANT TO ITEMS
   2(D) OR 2(E)

   Not Applicable

6. CITIZENSHIP OR PLACE OF ORGANIZATION

   Georgia


   NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON
WITH

7. SOLE VOTING POWER

   73,914,732

8. SHARED VOTING POWER

   0

9. SOLE DISPOSITIVE POWER

   73,914,732


10. SHARED DISPOSITIVE POWER

    0

11. AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

    79,914,732

12. CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES
CERTAIN SHARES*


    Not Applicable

13. PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

    84.7%

14. TYPE OF REPORTING PERSON*

    HC

Item 1.  Security and Issuer.

See statement on Schedule 13D previously filed.

This Amendment 1 to the statement on Schedule 13D dated June 24, 1994 and filed July 5, 1994 is being filed by Sepa Technologies Ltd., Co. (hereinafter "Sepa") to report the acquisition by Sepa of 14,000,000 shares of the Common Stock, par value $0.01 per share, (hereinafter "Common Stock") of Chyron Corporation (hereinafter "Company").


Item 2.  Identity and Background.

No material change - see statement on Schedule 13D previously filed.


Item 3.  Source and Amount of Funds or Other Considerations.

See statement on Schedule 13D previously filed.

As further described in Item 6 below, Sepa directly acquired 14,000,000 shares of Common Stock from John A. Servizio (its controlling Member and its Chairman and Chief Executive Officer) in exchange for additional Company Units with an agreed aggregate value of $7,000,000. Simultaneously therewith, Mr. Servizio had acquired the above-described shares from Steffano Zanesco and Fernando Camara Barroso for an aggregate consideration of $7,000,000 paid with a combination of personal notes and personal and family funds.


Item 4.  Purpose of Transaction.

No material change - see statement on Schedule 13D previously filed.


Item 5.  Interest in Securities of the Issuer.

     (a)  See statement on Schedule 13D previously filed.

     As of August 2, 1994, Sepa in the aggregate beneficially owns 73,914,732 shares of Common Stock consisting of (i) 14,000,000 shares of Common Stock directly held by Sepa,
     (ii) 59,414,732 shares of Common Stock held by Pesa, Inc., over which Sepa has ultimate voting and investment control, and (iii) 500,000 shares of Common Stock underlying the $100,000 Company Convertible Note (hereinafter "Convertible Note") held by Pesa, Inc., over which Sepa has ultimate voting and investment control. The Company has advised Sepa that, as of May 31, 1994, there were 86,758,362 shares of Common Stock of the Company issued and outstanding.


     Therefore, assuming the conversion of the Convertible Note, there would be 87,258,362 shares of the Common Stock of the Company issued and outstanding, of which Sepa would beneficially own directly and through Pesa, Inc. 84.7%.

     (b)  See statement on Schedule 13D previously filed.

     The Manager of Sepa has the sole power to vote and to direct the disposition of all of the 73,414,732 shares of Common Stock of the Company and the Convertible Note owned directly by Sepa and indirectly through Pesa, Inc. None of such shares or the Convertible Note is subject to a shared power to vote or a power to direct a vote thereof, nor are any of such shares or the Convertible Note subject to a shared power to dispose or to direct the disposition thereof.

     (c)  See statement on Schedule 13D previously filed.

     See Item 3 above and Item 6 below.

     (d)  See statement on Schedule 13D previously filed.

     No person other than Sepa through Pesa, Inc. is known to have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares of Common Stock of the Company or the Convertible Note beneficially owned thereby.

     (e)  Item 5(e) is not applicable.

Item 6. Contracts, Agreements, Undertakings or Relationships with Respect to the Issuer.

See statement on Schedule 13D previously filed.

Pursuant to a Common Stock Purchase Agreement, dated as of July 20, 1994, Steffano Zanesco agreed to sell to Maria P. Pascual Diez 1,000,000 shares of the Common Stock, a copy of which agreement is attached hereto as Exhibit 1 and incorporated herein by reference. Pursuant to an Assignment and Assumption, dated as of August 2, 1994, Ms. Pascual Diez agreed to assign her rights in the Common Stock Purchase Agreement to John A. Servizio (who is the controlling Member of Sepa and its Chairman and Chief Executive Officer), a copy of which assignment is attached hereto as Exhibit 2 and incorporated herein by reference.

Pursuant to a Common Stock Purchase Agreement, dated as of July 20, 1994, Fernando Camara Barroso agreed to sell to Fernando J. Pascual Diez, Enrique Pascual Diez and Maria P. Pascual Diez in the aggregate 13,000,000 shares of the Common Stock, a copy of which agreement is attached hereto as Exhibit 3 and incorporated herein by reference. Pursuant to an Assignment and Assumption, dated as of August 2, 1994, Fernando J. Pascual Diez, Enrique

Pascual Diez and Maria P. Pascual Diez agreed to assign their rights in the Common Stock Purchase Agreement to Mr. Servizio, a copy of which assignment is attached hereto as Exhibit 4 and incorporated herein by reference.

Effective August 2, 1994, Mr. Servizio acquired the 14 million shares of Common Stock from Messrs. Zanesco and Barroso pursuant to the above-described assigned rights. In consideration therefor, Mr. Servizio agreed (i) to pay to Fernando J. Pascual Diez, Enrique Pascual Diez and Maria P. Pascual Diez the aggregate amount of $2,800,000, (ii) to issue to Pesa, Inc. his personal promissory note in the amount of $300,000 in exchange for Pesa, Inc.'s cancellation of the note held by Pesa, Inc. issued to it by Mr. Zanesco in identical amount and terms, and
(iii) to issue to Pesa, Inc. his personal promissory note in the amount of $3,900,000 in exchange for Pesa, Inc.'s cancellation of the note held by Pesa, Inc. issued to it by Mr. Camara Barroso in identical amount and terms.

Simultaneous with Mr. Servizio's acquisition of the above-described 14,000,000 shares of Common Stock, he immediately exchanged them for additional Company Units in Sepa at an agreed aggregate value of $7,000,000, pursuant to a Subscription Letter dated August 2, 1994, a copy of which is attached hereto as
Exhibit 5 and incorporated herein by reference.


Item 7.  Material to be Filed as Exhibits.

Exhibit 1  -  Common Stock Purchase Agreement by and between
              Steffano Zanesco and Maria P. Pascual Diez, dated as of July 20, 1994.

Exhibit 2  -  Assignment and Assumption by and between Maria P.
              Pascual Diez and John A. Servizio, dated as of
              August 2, 1994.

Exhibit 3  -  Common Stock Purchase Agreement by and between
              Fernando Camara Barroso and Fernando J. Pascual
              Diez, Enrique Pascual Diez and Maria P. Pascual
              Diez, dated as of July 20, 1994.

Exhibit 4  -  Assignment and Assumption by and between Fernando
              J. Pascual Diez, Enrique Pascual Diez and Maria P.
              Pascual Diez and John A. Servizio, dated as of
              August 2, 1994.

Exhibit 5  -  Subscription Letter issued by John A. Servizio to
              Sepa Technologies Ltd., Co., dated as of August 2,
              1994.

                         Signatures


          After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.


                                SEPA TECHNOLOGIES LTD., CO.



Date:  August 2, 1994      By:   /s/ John K. Percival
      ----------------          ----------------------
                                John K. Percival
                                President and Chief
                                  Operating Officer

                                EXHIBIT INDEX


DOCUMENT

Exhibits:

Exhibit 1  Common Stock Purchase Agreement
           by and between Steffano Zanesco and
           Maria P. Pascual Diez, dated as
           of July 20, 1994                                 P

Exhibit 2  Assignment and Assumption by and
           between Maria P. Pascual Diez
           and John A. Servizio, dated as
           of August 2, 1994                                P

Exhibit 3  Common Stock Purchase Agreement by
           and between Fernando Camara Barroso
           and Fernando J. Pascual Diez, Enrique
           Pascual Diez and Maria P. Pascual Diez,
           dated as of July 20, 1994                        P

Exhibit 4  Assignment and Assumption by and between
           Fernando J. Pascual Diez, Enrique Pascual
           Diez and Maria P. Pascual Diez and
           John A. Servizio, dated as of August 2, 1994     P

Exhibit 5  Subscription Letter issued by John
           A. Servizio to Sepa Technologies Ltd.,
           Co., dated as of August 2, 1994                  P